UNITED STATES BANKRUPTCY COURT
MIDDLE DISTRICT OF FLORIDA
JACKSONVILLE DIVISION

FILED
JACKSONVILLE, FL
APR 30 2003
CLERK, U. S. BANKRUPTCY, MIDDLE DISTRICT OF FLORIDA

In re FORTUNE FINANCIAL, INC., a Florida corporation, Tax ID# 59-1218935 Debtor.	Case No. 03-2026-3F1

NOTICE OF FILING MONTHLY FINANCIAL REPORTS

Fortune Financial, Inc., a Florida corporation, debtor and debtor-in-possession ("Debtor"), gives Notice that it has filed its financial report for the Debtor for February 28, 2003 through March 28, 2003, and served a copy upon the United States Trustee.

Dated: April 30, 2003

AKERMAN SENTERFITT

By:____________________

David E. Otero
Florida Bar No. 0651370
Jacob A. Brown
Florida Bar No. 0170038
50 North Laura Street, Suite 2500
Jacksonville, Florida 32202
Phone (904) 798-3700
Fax (904) 798-3730

ATTORNEYS FOR DEBTOR AND DEBTOR-IN-POSSESSION FORTUNE FINANCIAL, INC., A FLORIDA CORPORATION

CERTIFICATE OF SERVICE

I HEREBY CERTIFY that a true and correct copy of the above was sent via facsimile and regular United States Mail to: United States Trustee, Room 620, 135 West Central Boulevard, Orlando, FL 32801 this 30 day of April, 2003.

ATTORNEY

UNITED STATES BANKRUPTCY COURT
MIDDLE DISTRICT OF FLORIDA
Jacksonville DIVISION

IN RE: Fortune Financial, Inc.	}	CASE NUMBER 03-2026-3F1
	}	
	}	JUDGE Funk
	}	
DEBTOR.	}	CHAPTER 11

DEBTOR'S MONTHLY FINANCIAL REPORTS (BUSINESS)

FOR THE PERIOD

FROM 2/28/03 TO 3/28/03

Comes now the above-named debtor and files its Periodic Financial Reports in accordance with the Guidelines established by the United States Trustee and FRBP 2015.

David E. Otero
Attorney for Debtor

Debtor's Address and Phone Number:	Attorney's Address and Phone Number:
200 Executive Way, Suite 210	Akerman Senterfitt
Ponte Vedra Beach, FL 32082	50 N. Laura St., Suite 2500
(904-285-1747)	Jacksonville, FL 32202 (904-598-8604)

MONTHLY FINANCIAL REPORT FOR BUSINESS

FOR THE PERIOD BEGINNING: 02/28/03 AND ENDING: 03/28/03

Name of Debtor: Fortune Financial, Inc. Case Number 03-2026-3F1

Date of Petition 2/28/03

	CURRENT MONTH	CUMULATIVE PETITION TO DATE
1. **CASH AT BEGINNING OF PERIOD**	23,349.54	23,349.54
2. **RECEIPTS:**		
A. Cash Sales	0.00	0.00
Less: Cash Refunds	0.00	0.00
Net Cash Sales	0.00	0.00
B. Collection on Postpetition A/R	0.00	0.00
C. Collection on Prepetition A/R	0.00	0.00
D. Other Receipts (Attach List) (If you receive rental income, you must attach a rent roll.)	0.00	0.00
3. **TOTAL RECEIPTS**	0.00	0.00
4. **TOTAL CASH AVAILABLE FOR OPERATIONS** (Line 1 + Line 3)	23,349.54	23,349.54
5. **DISBURSEMENTS**		
A. U.S. Trustee Quarterly Fees	0.00	0.00
B. Net Payroll	0.00	0.00
C. Payroll Taxes Paid	0.00	0.00
D. Sales and Use Taxes	0.00	0.00
E. Other Taxes	0.00	0.00
F. Rent	0.00	0.00
G. Other Leases (Attachment 2)	0.00	0.00
H. Telephone	0.00	0.00
I. Utilities	0.00	0.00
J. Travel & Entertainment	0.00	0.00
K. Vehicle Expenses	0.00	0.00
L. Office Supplies	0.00	0.00
M. Advertising	0.00	0.00
N. Insurance (Attachment 7)	0.00	0.00
O. Purchases of Fixed Assets (Attach. 3)	0.00	0.00
P. Purchases of Inventory (Attachment 3)	0.00	0.00
Q. Manufacturing Supplies	0.00	0.00
R. Repairs & Maintenance	0.00	0.00
S. Payments to Secured Creditors	0.00	0.00
T. Other Operating Expense (Attach List)	0.00	0.00
6. **TOTAL CASH DISBURSEMENTS**	0.00	0.00
7. **ENDING CASH BALANCE** (Line 4 - Line 6)	23,349.54	23,349.54

I declare under penalty of perjury that this statement and the accompanying documents and reports are true and correct to the best of my knowledge and belief.

This 18th day of April, 2003

/s/ John Wortman